Exhibit 99.1

Apple Reports Fourth Quarter Results

All-Time Record Mac and iPad Sales

Highest September Quarter Revenue and Earnings Ever

CUPERTINO, California—October 18, 2011—Apple® today announced financial results for its fiscal 2011 fourth quarter ended September 24, 2011. The Company posted quarterly revenue of $28.27 billion and quarterly net profit of $6.62 billion, or $7.05 per diluted share. These results compare to revenue of $20.34 billion and net quarterly profit of $4.31 billion, or $4.64 per diluted share, in the year-ago quarter. Gross margin was 40.3 percent compared to 36.9 percent in the year-ago quarter. International sales accounted for 63 percent of the quarter’s revenue.

The Company sold 17.07 million iPhones in the quarter, representing 21 percent unit growth over the year-ago quarter. Apple sold 11.12 million iPads during the quarter, a 166 percent unit increase over the year-ago quarter. The Company sold 4.89 million Macs during the quarter, a 26 percent unit increase over the year-ago quarter. Apple sold 6.62 million iPods, a 27 percent unit decline from the year-ago quarter.

“We are thrilled with the very strong finish of an outstanding fiscal 2011, growing annual revenue to $108 billion and growing earnings to $26 billion,” said Tim Cook, Apple’s CEO. “Customer response to iPhone 4S has been fantastic, we have strong momentum going into the holiday season, and we remain really enthusiastic about our product pipeline.”

“We are extremely pleased with our record September quarter revenue and earnings and with cash generation of $5.4 billion during the quarter,” said Peter Oppenheimer, Apple’s CFO. “Looking ahead to the first fiscal quarter of 2012, which will span 14 weeks rather than 13, we expect revenue of about $37 billion and we expect diluted earnings per share of about $9.30.”

Apple will provide live streaming of its Q4 2011 financial results conference call beginning at 2:00 p.m. PDT on October 18, 2011 at www.apple.com/quicktime/qtv/earningsq411. This webcast will also be available for replay for approximately two weeks thereafter.

This press release contains forward-looking statements including without limitation those about the Company’s estimated revenue and earnings per share. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include without limitation the effect of competitive and economic factors, and the Company’s reaction to those factors, on consumer and business buying decisions with respect to the Company’s products; continued competitive pressures in the marketplace; the ability of the Company to deliver to the marketplace and stimulate customer demand for new programs, products, and technological innovations on a timely basis; the effect that product introductions and transitions, changes in product pricing or mix, and/or increases in component costs could have on the Company’s gross margin; the inventory risk associated with the Company’s need to order or commit to order product components in advance of customer orders; the continued availability on acceptable terms, or at all, of certain components and services essential to the Company’s business currently obtained by the Company from sole or limited sources; the effect that the Company’s dependency on manufacturing and logistics services provided by third parties may have on the quality, quantity or cost of products manufactured or services rendered; risks associated with the Company’s international operations; the Company’s reliance on third-party intellectual property and digital content; the potential impact of a finding that the Company has infringed on the intellectual property rights of others; the Company’s dependency on the performance of distributors, carriers and other resellers of the Company’s products; the effect that product and service quality problems could have on the Company’s sales and operating profits; the continued service and availability of key executives and employees; war, terrorism, public health issues, natural disasters, and other circumstances that could disrupt supply, delivery, or demand of products; and unfavorable results of other legal proceedings. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended September 25, 2010, its Forms 10-Q for the quarters ended December 25, 2010; March 26, 2011; and June 25, 2011; and its Form 10-K for the fiscal year ended September 24, 2011 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple designs Macs, the best personal computers in the world, along with OS X, iLife, iWork and professional software. Apple leads the digital music revolution with its iPods and iTunes online store. Apple has reinvented the mobile phone with its revolutionary iPhone and App Store, and has recently introduced iPad 2 which is defining the future of mobile media and computing devices.

Press Contact:

Steve Dowling

Apple

dowling@apple.com

(408) 974-1896

Investor Relations Contacts:

Nancy Paxton

Apple

paxton1@apple.com

(408) 974-5420

Joan Hoover

Apple

hoover1@apple.com

(408) 974-4570

NOTE TO EDITORS: For additional information visit Apple’s PR website (www.apple.com/pr), or call Apple’s Media Helpline at (408) 974-2042.

© 2011 Apple Inc. All rights reserved. Apple, the Apple logo, Mac, Mac OS and Macintosh are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except number of shares which are reflected in thousands and per share amounts)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended		Twelve Months Ended
	September 24, 2011	September 25, 2010	September 24, 2011	September 25, 2010
Net sales	$28,270	$20,343	$108,249	$65,225
Cost of sales (1)	16,890	12,831	64,431	39,541

Gross margin	11,380	7,512	43,818	25,684

Operating expenses:
Research and development (1)	645	494	2,429	1,782
Selling, general and administrative (1)	2,025	1,571	7,599	5,517

Total operating expenses	2,670	2,065	10,028	7,299

Operating income	8,710	5,447	33,790	18,385
Other income and expense	81	14	415	155

Income before provision for income taxes	8,791	5,461	34,205	18,540

Provision for income taxes	2,168	1,153	8,283	4,527

Net income	$6,623	$4,308	$25,922	$14,013

Earnings per common share:
Basic	$7.13	$4.71	$28.05	$15.41
Diluted	$7.05	$4.64	$27.68	$15.15

Shares used in computing earnings per share:
Basic	928,280	914,555	924,258	909,461
Diluted	939,517	928,825	936,645	924,712

(1) Includes share-based compensation expense as follows:
Cost of sales	$45	$39	$200	$151
Research and development	$114	$83	$450	$323
Selling, general and administrative	$139	$102	$518	$405

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except number of shares which are reflected in thousands)

	September 30,	September 30,
	September 24, 2011	September 25, 2010
ASSETS:

Current assets:
Cash and cash equivalents	$9,815	$11,261
Short-term marketable securities	16,137	14,359
Accounts receivable, less allowances of $53 and $55, respectively	5,369	5,510
Inventories	776	1,051
Deferred tax assets	2,014	1,636
Vendor non-trade receivables	6,348	4,414
Other current assets	4,529	3,447

Total current assets	44,988	41,678

Long-term marketable securities	55,618	25,391
Property, plant and equipment, net	7,777	4,768
Goodwill	896	741
Acquired intangible assets, net	3,536	342
Other assets	3,556	2,263

Total assets	$116,371	$75,183

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Current liabilities:
Accounts payable	$14,632	$12,015
Accrued expenses	9,247	5,723
Deferred revenue	4,091	2,984

Total current liabilities	27,970	20,722

Deferred revenue – non-current	1,686	1,139
Other non-current liabilities	10,100	5,531

Total liabilities	39,756	27,392

Commitments and contingencies

Shareholders’ equity:
Common stock, no par value; 1,800,000 shares authorized; 929,277 and 915,970 shares issued and outstanding, respectively	13,331	10,668
Retained earnings	62,841	37,169
Accumulated other comprehensive income/(loss)	443	(46)

Total shareholders’ equity	76,615	47,791

Total liabilities and shareholders’ equity	$116,371	$75,183

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	September 30,	September 30,
	Twelve Months Ended
	September 24, 2011	September 25, 2010
Cash and cash equivalents, beginning of the year	$11,261	$5,263

Operating activities:
Net income	25,922	14,013
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation, amortization and accretion	1,814	1,027
Share-based compensation expense	1,168	879
Deferred income tax expense	2,868	1,440
Changes in operating assets and liabilities:
Accounts receivable, net	143	(2,142)
Inventories	275	(596)
Vendor non-trade receivables	(1,934)	(2,718)
Other current and non-current assets	(1,391)	(1,610)
Accounts payable	2,515	6,307
Deferred revenue	1,654	1,217
Other current and non-current liabilities	4,495	778

Cash generated by operating activities	37,529	18,595

Investing activities:
Purchases of marketable securities	(102,317)	(57,793)
Proceeds from maturities of marketable securities	20,437	24,930
Proceeds from sales of marketable securities	49,416	21,788
Payments made in connection with business acquisitions, net of cash acquired	(244)	(638)
Payments for acquisition of property, plant and equipment	(4,260)	(2,005)
Payments for acquisition of intangible assets	(3,192)	(116)
Other	(259)	(20)

Cash used in investing activities	(40,419)	(13,854)

Financing activities:
Proceeds from issuance of common stock	831	912
Excess tax benefits from equity awards	1,133	751
Taxes paid related to net share settlement of equity awards	(520)	(406)

Cash generated by financing activities	1,444	1,257

(Decrease)/increase in cash and cash equivalents	(1,446)	5,998

Cash and cash equivalents, end of the year	$9,815	$11,261

Supplemental cash flow disclosure:
Cash paid for income taxes, net	$3,338	$2,697